SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 20, 2005 (September 19, 2005)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)
201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On September 19, 2005, WestCoast Hospitality Corporation amended its Articles of Incorporation to change its corporate name to Red Lion Hotels Corporation (the “Company”). The Company’s common stock will begin trading on the New York Stock Exchange under a new ticker symbol, “RLH,” on Friday, September 23, 2005. The new CUSIP number associated with the common stock will be CUSIP No. 756764106.
A copy of the Amended and Restated Articles of Red Lion Hotels Corporation are filed pursuant to Item 9.01 of this current report and are incorporated herein by this reference.
On September 19, 2005, WestCoast Hospitality Capital Trust, a Delaware statutory trust sponsored by the Company, amended its Certificate of Trust to change its name to Red Lion Hotels Capital Trust. Effective September 23, 2005, the 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) will trade on the New York Stock Exchange under the new ticker symbol “RLHPRA.” The new CUSIP number for the 9.5% Trust Preferred Securities will be 75670L104.
ITEM 7.01. REGULATION FD DISCLOSURE
A copy of the press release announcing the change in corporate name is hereby furnished pursuant to Item 9.01 of this current report and incorporated herein by this reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of Red Lion Hotels Corporation.
99.1	Press release dated September 20, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION
Dated: September 20, 2005	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan,
Senior Vice President, General Counsel and Secretary